Exhibit 3.2.2


                                     BYLAWS

                                       OF

                       SYNDICATED FOOD SERVICE GROUP, INC.


                                    ARTICLE I

                                  Stockholders
                                  ------------

                  Section 1.1. Annual Meeting. A meeting of stockholders shall be held annually for the election of directors at such date and time as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

                  Section 1.2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board, if any, or the President, to be held at such date and time as may be stated in the notice of the meeting. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice of such special meeting given pursuant to Section 1.4 of these Bylaws.

                  Section 1.3. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the principal office of the Company.

                  Section 1.4. Notice of Meetings. Written notice of each meeting of stockholders shall be given stating the place, date and hour of the meeting. Notice of a special meeting of stockholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose or purposes for which the meeting is called. A copy of the notice of each meeting of stockholders shall be given, personally or by first class mail, not fewer than ten nor more than fifty days before the date of the meeting, or shall be given by third class mail not less than twenty-four nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders, or, if he or she shall have filed with the Secretary of the Company a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. When a meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under this Section 1.4.



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                  Section 1.5. Waiver of Notice. Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

                  Section 1.6. Inspectors. Voting at meetings of stockholders need not be conducted by inspectors unless a stockholder present in person or by proxy and entitled to vote at such meeting so requests. The Board of Directors, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

                  Section 1.7. List of Stockholders at Meetings. A list of stockholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.


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                  Section 1.8. Qualification of Voters. Every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share standing in his or her name on the record of stockholders, unless otherwise provided in the certificate of incorporation. Treasury shares as of the record date and shares held as of the record date by another domestic or foreign Company of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other Company is held as of the record date by the Company, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, except a trustee, may be voted by him or her or it, either in person or by proxy, without transfer of such shares into his or her or its name. Shares held by a trustee may be voted by him or her or it, either in person or by proxy, only after the shares have been transferred into his or her or its name as trustee or into the name of his or her or its nominee. Shares standing in the name of another domestic or foreign Company of any type or kind may be voted by such officer, agent or proxy as the bylaws of such Company may provide, or, in the absence of such provision, as the board of directors of such Company may determine. A stockholder shall not sell his or her vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

                  Section 1.9. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present in person or by proxy and entitled to vote may, by a majority of the votes cast, adjourn the meeting despite the absence of a quorum.

                  Section 1.10. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy must be signed by the stockholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

                  Section 1.11. Vote or Consent of Stockholders. Directors shall, except as otherwise required by law or by the certificate of incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. Whenever


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any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of stockholders.

                  Section 1.12. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed: (1) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


                                   ARTICLE II

                               Board of Directors
                               ------------------

                  Section 2.1. Power of Board and Qualification of Directors. The business of the Company shall be managed under the direction of the Board of Directors. Each director shall be at least eighteen years of age.

                  Section 2.2. Number of Directors. The number of directors constituting the entire Board of Directors shall be the number, not less than one (or such greater number as shall be provided in the Certificate of Incorporation of the Company), fixed from time to time by a majority of the total number of directors (excluding the Independent Director, as such term is defined in the Certificate of Incorporation of the Company) which the Company would have, prior to any increase or decrease, if there were no vacancies, provided that no decrease shall shorten the term of any incumbent director.


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                  Section 2.3. Election and Term of Directors. At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified.

                  Section 2.4. Quorum of Directors and Action by the Board. Unless a greater proportion is required by law or by the Certificate of Incorporation of the Company, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. Except where otherwise provided by law or in the Certificate of Incorporation or these bylaws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board shall be filed with the minutes of the proceedings of the Board. Except as otherwise provided by law, all corporate action to be taken by the Board of Directors shall be taken at a meeting of the Board or by unanimous written consent. Any one or more members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

                  Section 2.5. Meetings of the Board. An annual meeting of the Board of Directors (other than the Independent Director) shall be held in each year as soon as practicable after the annual meeting of stockholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time whenever called by the Chairman of the Board, if any, the President or any two directors. Meetings of the Board of Directors shall be held at such places within or without the State of Delaware as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, New York time, on the fifth business day prior to the meeting or by telegram, by facsimile transmission to the director not later than noon, New York time, on the day prior to the meeting. Notices shall be deemed to have been given by mail when deposited in the United States mail, by telegram at the time of filing, by facsimile transmission upon confirmation of receipt, and by messenger at the time of delivery by the messenger. Notices by mail, telegram, facsimile transmission or messenger shall be sent to each director at the address or facsimile number designated by him or her for that purpose, or, if none has been so designated, at his or her last known residence or business address. Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given in the manner described above to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.


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                  Section 2.6. Resignation. Any director of the Company may
resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, if any, or the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

                  Section 2.7. Removal of Directors. Any one or more of the directors may be removed for cause by action of the Board of Directors. Any or all of the directors may be removed with or without cause by vote of the stockholders.

                  Section 2.8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by the stockholders may be filled by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. Vacancies occurring by reason of the removal of directors by the stockholders shall be filled by vote of the stockholders. A director elected to fill a vacancy, unless elected by the stockholders, shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified.

                  Section 2.9. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

                  Section 2.10. Limitation on Duties of Independent Director. The rights and obligations of the Independent Director shall be limited as provided in the Certificate of Incorporation of the Company.



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                                   ARTICLE III

                         Executive and Other Committees
                         ------------------------------

                  Section 3.1. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to (1) the submission to stockholders of any action that needs stockholders' approval; (2) the filling of vacancies in the Board or in any committee thereof; (3) the fixing of compensation of the directors for serving on the Board or on any committee thereof; (4) the amendment or repeal of the bylaws, or the adoption of new bylaws; (5) the amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable; or (6) the removal or indemnification of directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present or the unanimous written consent of all members thereof shall be the act of such committee, any one or more members of such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at such meeting, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws. Each such committee shall serve at the pleasure of the Board of Directors.



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                                   ARTICLE IV

                                    Officers
                                    --------

                  Section 4.1. Officers. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and it may, if it so determines, elect or appoint from among its members a Chairman of the Board and one or more Vice-Chairmen of the Board. The Board may also elect or appoint one or more Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Any two or more offices may be held by the same person, except the offices of President and Secretary.

                  Section 4.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing or appointing any officer, all officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next succeeding annual meeting of stockholders. Each officer shall hold office for the term for which he or she is elected or appointed, and until his or her successor has been elected or appointed and qualified. Any officer may resign at any time by giving written notice to the Board or to the Chairman of the Board, if any, or the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, with the Company, but the election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.

                  Section 4.3. Powers and Duties. The officers of the Company shall have such authority and perform such duties in the management of the Company as may be prescribed by the Board of Directors and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the control of the Board. Securities of other companies held by the Company may be voted by any officer designated by the Board and, in the absence of any such designation, by the President, any Vice-President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.


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                                    ARTICLE V

                       Forms of Certificates and Loss and
                               Transfer of Shares
                               ------------------

                  Section 5.1. Forms of Share Certificates. The shares of the Company shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman or a Vice-Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Company or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer at the date of issue. Each certificate representing shares shall state upon the face thereof (1) that the Company is formed under the laws of the State of Delaware; (2) the name of the person or persons to whom issued; and (3) the number and class of shares, and the designation of the series, if any, which such certificate represents.

                  Section 5.2. Transfers of Shares. Shares of the Company shall be transferable on the record of stockholders upon presentation to the Company or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Company or its transfer agent may require.

                  Section 5.3. Lost, Stolen or Destroyed Share Certificates. The Company may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Company may require the owner of the lost or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

                                   ARTICLE VI

                 `fication of Directors, Officers and Employees
                 ----------------------------------------------

                  Section 6.1. Indemnification. The Company shall indemnify to the fullest extent not prohibited by law, as amended from time to time, any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Company or serves or served at the request of the Company any other enterprise as a director, officer or employee, except that no indemnification shall be paid to the indemnitee:


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                           (1) on account of any suit in which judgment is
                  rendered against the indemnitee for an accounting of profits made from the purchase or sale by the indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended from time to time, or similar provisions of any federal, state or local statutory law;

                           (2) on account of the indemnitee's conduct which is
                  finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

                           (3) to the extent expressly prohibited by applicable
                  law;

                           (4) for which payment is actually made to the
                  indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

                           (5) if a final decision by a court having
                  jurisdiction in the matter shall determine that such indemnification is not lawful (and in this respect, both the Company and the indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to the appropriate court for adjudication); or

                           (6) in connection with any proceeding (or part
                  thereof) initiated by the indemnitee, or any proceeding by the indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iv) except (A) as in connection with any other rights to which the indemnitee may now or in the future be entitled under any provisions of the




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                  Certificate of Incorporation of the Company, any agreement, any vote of stockholders or any director of the Company who is not or was not a party to the action, suit investigation or proceeding in respect of which indemnification is being sought by the indemnitee, any provision or law or otherwise or (B) in the event that the indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of an indemnity agreement is at issue or seeks an adjudication or award in arbitration to enforce the indemnitee's rights under, or to recover damages for breach of, such indemnity agreement, the indemnitee, if the indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual expenses for attorneys' fees and disbursements reasonably incurred by the indemnitee.

                  6.2 Action or Proceeding Other Than an Action or in the Rights of the Company. An indemnitee shall be entitled to the indemnification rights provided in this Section if the indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the Company, by reason of the fact that the indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity or enterprise, including, but not limited to, another corporation, partnership, joint venture or trust or service with respect to employee benefit plans, or by reason of anything done or not done by the indemnitee in any such capacity. Pursuant to this Section, the indemnitee shall be indemnified against all expenses, (including attorney's fees and excise taxes or penalties under the Employee Retirement Security Act of 1974, as amended) costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful.

                  Section 6.3 Actions by or in the Right of the Company. The indemnitee shall be entitled to the indemnification rights provided in this
Section if the indemnitee is a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another entity or enterprise, including, but not limited to, another corporation, partnership, joint venture or trust or service with respect to employee benefit plans, or by reason of anything done or not done by the indemnitee in any such capacity. Pursuant to this Section, the indemnitee shall be indemnified against all expenses (including attorney's fees and excise taxes or penalties under the Employee Retirement Security Act of 1974, as amended),




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costs and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof) if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which applicable law expressly prohibits such indemnification by reason of any adjudication of liability of the indemnitee to the Company, unless and only to the extent that the court of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses, costs and amounts paid in settlement which such court shall deem proper.

                  Section 6.4 Indemnification for Costs, Charges and Expenses of Successful Party.

                           (1) Expenses incurred by any such person in defending
                  any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this by-law shall be enforceable against the Company by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "Company" shall include any predecessor of the Company and any constituent Company (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term "other enterprise" shall include any Company, partnership, joint venture, trust, employee benefit plan or other enterprise; service "at the request of the Company" shall include service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.



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

                           (2) To the extent that the indemnitee has served as a
                  witness on behalf of the Company or has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 6.2 and 6.3, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, the indemnitee shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by the indemnitee in connection therewith.

                  Section 6.5 Insurance. The Company may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying any indemnitee. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

                  Section 6.6 Nonexclusivity. The forgoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons may be entitled.

                                   ARTICLE VII

                                  Other Matters
                                  -------------

                  Section 7.1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

                  Section 7.2. Fiscal Year. The fiscal year of the Company shall be fixed by the Board of Directors.

                  Section 7.3. When Notice or Lapse of Time Unnecessary. Whenever for any reason the Company or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a stockholder, his or her attorney-in-fact, submit a signed waiver of notice of such requirements.

                  Section 7.4. Books to be Kept. The Company shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors and Executive Committee, if any, and (c) a current list of the directors and officers and their residence addresses; and the Company shall also keep at its office located in the County of New Castle in the State of Delaware or at the office of its transfer agent or




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

registrar in the State of Delaware, if any, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                  Section 7.5. Interest of Directors and Officers in Transactions. In the absence of fraud, no contract or other transaction between the Company and one or more of its directors, or between the Company and any other Company, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable, irrespective of whether such interested director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction and irrespective of whether his, her or their votes are counted for such purpose:

                  (1) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors, or a committee thereof, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board under Section 2.4 of these bylaws, by unanimous vote of the disinterested directors; or

                  (2) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the stockholders entitled to vote thereon, and such contract or transaction is approved by vote of such stockholders.

If there was no such disclosure or knowledge, or if the vote of such interested director was necessary for the approval of such contract or transaction at a meeting of the Board or committee at which it was approved, the Company may avoid the contract or transaction unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Company at the time it was approved by the Board, a committee or the stockholders. Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Company to any director unless it is authorized by vote of the stockholders. For this purpose, shares of the director who would be the borrower shall not be shares entitled to vote.

                  Section 7.7. Business Combinations with Interested Stockholders. To the extent not prohibited by law, the Company shall not be subject to Section 203, as amended from time to time, of the Delaware General Corporation Law with respect to business combinations with interested stockholders.

                  Section 7.8. Amendments. Bylaws of the Company may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be adopted, amended or repealed by the Board of Directors by the vote of a majority of the directors present at a meeting of the Board at which a quorum is present, but any by-law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.



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